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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K/A, in Registration Statement No. 333-59961 on Form S-4, as amended by Registration Statement No. 333-62443 on Form S-4 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in Registration Statement No. 333-62545 on Form S-8 of our report dated February 10, 1998 included in Camco International Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in such documents.

                                        ARTHUR ANDERSEN LLP

Houston, Texas
October 29, 1998